Exhibit 10.1
WAIVER AGREEMENT
WAIVER AGREEMENT, dated as of December 5, 2014 (this "Waiver Agreement"), between Hertz Vehicle Financing LLC, a special purpose Delaware limited liability company ("HVF"), and The Hertz Corporation, a Delaware corporation ("Hertz"), and acknowledged and agreed to by The Bank of New York Mellon Trust Company, N.A., (the "Trustee"). Reference is made to that certain Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of September 18, 2009 (as amended prior to the date hereof, the "Lease"), between HVF, as Lessor, and Hertz, as Lessee and Servicer.  Unless otherwise specified, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Lease.
RECITALS
WHEREAS, HVF has previously issued (i) Series 2009-2 5.29% Rental Car Asset Backed Notes, Class A-2; (ii) Series 2009-2 5.93% Rental Car Asset Backed Notes, Class B-2; (iii) Series 2010-1 3.74% Rental Car Asset Backed Notes, Class A-2; (iv) Series 2010-1 4.73% Rental Car Asset Backed Notes, Class A-3; (v) Series 2010-1 5.70% Rental Car Asset Backed Notes, Class B-2;(vi) Series 2010-1 6.44% Rental Car Asset Backed Notes, Class B-3; (vii) Series 2011-1 2.20% Rental Car Asset Backed Notes, Class A-1; (viii) Series 2011-1 3.29% Rental Car Asset Backed Notes, Class A-2; (ix) Series 2011-1 4.17% Rental Car Asset Backed Notes, Class B-1; (x) Series 2011-1 4.96% Rental Car Asset Backed Notes, Class B-2; (xi) Series 2013-1 1.12% Rental Car Asset Backed Notes, Class A-1; (xii) Series 2013-1 1.83% Rental Car Asset Backed Notes, Class A-2; (xiii) Series 2013-1 1.86% Rental Car Asset Backed Notes, Class B-1; and (xiv) Series 2013-1 2.48% Rental Car Asset Backed Notes, Class B-2 (such (i) through (xiv) collectively, the "Legacy Notes");
WHEREAS, Hertz has previously announced that it would delay filing its 10-Q for the fiscal quarter ended March 31, 2014, and Hertz has not furnished (or caused to be furnished) any quarterly or annual financial statements since such announcement;
WHEREAS, Hertz has previously announced that it will be restating its quarterly and annual financial statements with respect to fiscal years 2011, 2012 and 2013 (any such restatements, collectively, the "Restatement");
WHEREAS, the failure of Hertz to furnish (or cause to be furnished) certain financial statements (and the lapse of the applicable cure period) resulted in an Operating Lease Event of Default under the Lease, which Operating Lease Event of Default was waived pursuant to and in accordance with that certain Waiver Agreement, dated as of July 18, 2014 (the "Prior Waiver Agreement"), by and among the parties hereto;
WHEREAS, pursuant to the Prior Waiver Agreement, HVF waived, inter alia, any Potential Operating Lease Event of Default or Operating Lease Event of Default, in any such case, directly or indirectly arising out of or in connection with any failure to furnish (or cause to be furnished) prior to December 31, 2014, any of the financial statements of Hertz for any of the fiscal quarters ended March 31, 2014, June 30, 2014, or September 30, 2014 (collectively, the "Previously Waived THC Financial Statements");
WHEREAS, the Previously Waived THC Financial Statements, any quarterly financial statements of Hertz for any of its first two fiscal quarters of 2015 and the annual financial statements of Hertz for the fiscal year ending December 31, 2014 are collectively referred to herein as the "Specified THC Financial Statements";
WHEREAS, in addition to the securitization platform under which HVF issued the Legacy Notes, Hertz is the sponsor of another rental car asset backed securitization platform, the issuer under which is Hertz Vehicle Financing II LP ("HVF II");
WHEREAS, HVF II has previously entered into the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, restated or otherwise modified from time to time, the "HVF II Base Indenture"), between HVF II and The Bank of New York Mellon Trust Company, N.A. (in such capacity, the "HVF II Trustee"), and has previously issued thereunder (i) the Series 2013-A Variable Funding Rental Car Asset Backed Notes, pursuant to that certain Amended and Restated Group I Supplement to the HVF II Base Indenture, dated as of October 31, 2014 (as amended, restated or otherwise modified from time to time, the "HVF II Group I Supplement"), between HVF II and the HVF II Trustee, as supplemented by that certain Amended and Restated Series 2013-A Supplement, dated as of October 31, 2014, by and among HVF II, the HVF II Trustee, Hertz, as Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent, and those certain conduit investors, committed note purchasers and funding agents from time to time party thereto (such Series 2013-A Variable Funding Rental Car Asset Backed Notes, the "HVF II Series 2013-A Notes"); (ii) the Series 2013-B Variable Funding Asset Backed Notes, issued pursuant to that certain Group II Supplement to the HVF II Base Indenture, dated as of November 25, 2013, between HVF II and the HVF II Trustee, as supplemented by that certain Series 2013-B Supplement, dated as of November 25, 2013, by and among HVF II, the HVF II Trustee, Hertz, as Group II Administrator, Deutsche Bank AG, New York Branch, as administrative agent, and those certain conduit investors, committed note purchasers and funding agents from time to time party thereto (such Series 2013-B Variable Funding Rental Car Asset Backed Notes, as amended as of the date hereof, the "HVF II Series 2013-B Notes"); and (iii) the Series 2014-A Variable Funding Asset Backed Notes, issued pursuant to the HVF II Group I Supplement, as supplemented by that certain Amended and Restated Series 2014-A Supplement, dated as of October 31, 2014, by and among HVF II, the HVF II Trustee, Hertz, as Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent, and those certain conduit investors, committed note purchasers and funding agents from time to time party thereto (such Series 2014-A Variable Funding Rental Car Asset Backed Notes, the "HVF II Series 2014-A Notes", and together with the HVF II Series 2013-A Notes and the HVF II Series 2013- B Notes, the "HVF II Notes");
WHEREAS, Hertz currently maintains a senior secured asset based revolving loan facility, provided under a credit agreement, dated as of March 11, 2011, among Hertz Equipment Rental Corporation, Hertz together with certain of Hertz's subsidiaries, as borrowers, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Deutsche Bank AG Canada Branch, as Canadian administrative agent and Canadian collateral agent, Wells Fargo Bank, National Association, as syndication agent and co-collateral agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time, as lenders (such senior secured asset based revolving loan facility, as amended, restated or otherwise modified from time to time, the "Hertz ABL");
WHEREAS, as used herein the "Early Cutoff Date" means the first date to occur on which (i) HVF II is not permitted to draw funds under any of the HVF II Notes solely as a result of Hertz failing to furnish any Specified THC Financial Statements, or (ii) Hertz is not permitted to draw funds under the Hertz ABL solely as a result of Hertz failing to furnish any Specified THC Financial Statements pursuant to the Hertz ABL, in each case after giving effect to all amendments and waivers in effect as of such date; provided that, for the avoidance of doubt, any inability of HVF II to draw any funds under any of the HVF II Notes or any inability of Hertz to draw any funds under the Hertz ABL, in any such case, as a result of any event or condition other than Hertz's failure to furnish any Specified THC Financial Statements of Hertz will not trigger an Early Cutoff Date;
WHEREAS, any failure to furnish (or cause to be furnished) any of the Specified THC Financial Statements prior to the earlier to occur of the Early Cutoff Date and August 31, 2015 is referred to herein as the "Specified Events";
WHEREAS, pursuant to Section 8.7(b) of the Base Indenture, HVF may not, without the prior written consent of the Trustee, acting at the direction of the Requisite Indenture Investors, waive the terms of the Lease; provided that, if any such waiver does not materially adversely affect the Indenture Noteholders of one or more, but not all, Series of Indenture Notes, any such Series of Indenture Notes that is not materially adversely affected by such waiver shall be deemed not to be Outstanding for purposes of obtaining such consent (and the related calculation of Requisite Indenture Investors shall be modified accordingly);
WHEREAS, HVF has furnished an Officer's Certificate to the other signatories hereto that this Waiver Agreement does not materially adversely affect the Indenture Noteholders of any Series of Indenture Notes other than the Legacy Notes;
WHEREAS, HVF has received consent of the Requisite Indenture Investors (as the related calculation has been modified pursuant to the two immediately preceding recitals) to effect this Waiver Agreement;
NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENTS
SECTION 1.          Waiver. HVF, as Lessor, hereby expressly waives any Potential Operating Lease Event of Default or Operating Lease Event of Default, in any such case, directly or indirectly arising out of or in connection with the Specified Events; provided that, HVF does not hereby waive any other Operating Lease Events of Default, such as those (i) arising in connection with the bankruptcy of Hertz, whether or not any such events or conditions are related to the Specified Events, or (ii) arising in connection with breaches of representations, warranties or covenants that are, in any such case, not related to the Specified Events.
SECTION 2.           Restatement. For the avoidance of doubt, none of this Waiver Agreement or any document furnished in connection therewith constitutes an acknowledgement by any of HVF or any of its Affiliates that a Restatement, if any, would result in any Potential Operating Lease Event of Default, Operating Lease Event of Default, Potential Amortization Event, Amortization Event or Limited Liquidation Event of Default, and each of HVF and each of its Affiliates reserves all of its rights under the Related Documents in connection therewith.
SECTION 3.          Governing Law. THIS WAIVER AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS WAIVER AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
SECTION 4.          Entire Agreement. This Waiver Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, whether written or oral with respect to the subject matter hereof. This Waiver Agreement cannot be amended, supplemented or otherwise modified without the written agreement of each party hereto.
SECTION 5.          Effectiveness. This Waiver Agreement shall be effective upon its execution and delivery by all the parties hereto.
SECTION 6.          Counterparts. This Waiver Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Waiver Agreement.
SECTION 7.          Trustee.  The Trustee shall not be responsible for the recitals contained herein, or for the validity or sufficiency of this Waiver Agreement. In acknowledging and agreeing to this Waiver Agreement, the Trustee has all of the rights, protections and immunities given to it under the Indenture, all of which are incorporated by reference herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HERTZ VEHICLE FINANCING LLC, as Lessor

By:            /s/  R. Scott Massengill
Name:  R. Scott Massengill
Title:             Treasurer

THE HERTZ CORPORATION, as Servicer and Lessee

By:            /s/  R. Scott Massengill
Name:  R. Scott Massengill
Title:            Senior Vice President and Treasurer

Acknowledged and Agreed:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee

By:            /s/ Mitchell Brumwell
Name:  Mitchell L. Brumwell
 Title:    Vice President